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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Prospectus of Jones Apparel Group, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated January 8, 2001, with respect to the financial statements of McNaughton Apparel Group Inc. included in its Annual Report on Form 10-K for the fiscal year ended November 4, 2000, filed with the Securities and Exchange Commission.



                                                       /s/ Ernst & Young LLP


New York, New York
May 3, 2001